UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2018

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway
Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this    chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On November 28, 2018, Gulfport Energy Corporation, as borrower (the “Borrower”), entered into a thirteenth amendment (the “Thirteenth Amendment”) to the Amended and Restated Credit Agreement, dated as of December 27, 2013, as amended to the date hereof, with The Bank of Nova Scotia, as administrative agent, and the lenders party thereto.

The Thirteenth Amendment increases the Borrower’s flexibility to purchase, redeem or otherwise acquire equity interests of the Borrower, subject to certain conditions described in the Thirteenth Amendment. Additionally, the borrowing base was reaffirmed at $1.4 billion, and the Borrower’s elected commitment amount remained at $1.0 billion.

The preceding summary of the Thirteenth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Thirteenth Amendment is incorporated herein by reference, as applicable.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit

10.1	Thirteenth Amendment to the Amended and Restated Credit Agreement, dated as of November 28, 2018, between Gulfport Energy Corporation, as Borrower, The Bank of Nova Scotia, as Administrative Agent and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 4, 2018	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer